                                                                      EXHIBIT 11

                   HILTON HOTELS CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS

                                                                     1997           1996           1995
                                                                 -------------  -------------  -------------
BASIC
---------------------------------------------------------------
  Income (in millions)
    Before extraordinary item..................................  $         250  $         156  $         173
    Deduct dividends on preferred shares.......................            (13)      --             --
                                                                 -------------  -------------  -------------
    Income applicable to common stock before extraordinary
      item.....................................................            237            156            173
    Extraordinary item, net....................................       --                  (74)      --
                                                                 -------------  -------------  -------------
    Income applicable to common stock..........................  $         237  $          82  $         173
                                                                 -------------  -------------  -------------
                                                                 -------------  -------------  -------------
  Shares
    Weighted average common shares.............................    249,723,000    197,338,000    193,015,000
                                                                 -------------  -------------  -------------
                                                                 -------------  -------------  -------------
  Basic earnings per common share
    Income before extraordinary item...........................  $        0.95  $        0.79  $        0.90
    Extraordinary item.........................................       --                (0.38)      --
                                                                 -------------  -------------  -------------
    Net income.................................................  $        0.95  $        0.41  $        0.90
                                                                 -------------  -------------  -------------
                                                                 -------------  -------------  -------------
DILUTED
---------------------------------------------------------------
  Income (in millions)
    Before extraordinary item..................................  $         250  $         156  $         173
    Add after tax interest applicable to 5% convertible
      notes....................................................             15              9       --
                                                                 -------------  -------------  -------------
    Before extraordinary item, as adjusted.....................            265            165            173
    Extraordinary item, net....................................       --                  (74)      --
                                                                 -------------  -------------  -------------
    Net income.................................................  $         265  $          91  $         173
                                                                 -------------  -------------  -------------
                                                                 -------------  -------------  -------------
  Shares
    Weighted average common shares - basic.....................    249,723,000    197,338,000    193,015,000
    Assuming conversion of preferred stock.....................     13,645,000        477,000       --
    Assuming conversion of 5% convertible notes................     15,489,000      9,785,000       --
    Dilutive effect of assumed option exercises (as determined
      by the application of the treasury stock method).........      2,374,000      1,756,000      1,643,000
                                                                 -------------  -------------  -------------
    Common and common equivalent shares as adjusted............    281,231,000    209,356,000    194,658,000
                                                                 -------------  -------------  -------------
                                                                 -------------  -------------  -------------
  Diluted earnings per common share
    Income before extraordinary item...........................  $        0.94  $        0.79  $        0.89
    Extraordinary item.........................................       --                (0.35)      --
                                                                 -------------  -------------  -------------
    Net income.................................................  $        0.94  $        0.43(1) $        0.89
                                                                 -------------  -------------  -------------
                                                                 -------------  -------------  -------------

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(1) This calculation is submitted in accordance with Regulation S-K item
    601(b)(11) although it is contrary to paragraph 13 of Statement of Financial Accounting Standards No. 128 because it produces an anti-dilutive result.

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